Exhibit 3.1.5

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:31 PM 02/05/2007

FILED 04:31 PM 02/05/2007

SRV 070126486 - 3143365 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CENTERPOST COMMUNICATIONS, INC.

CenterPost Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware hereby certifies as follows:

1. The name of the corporation is CenterPost Communications, Inc. CenterPost Communications, Inc. was originally incorporated under the name BrightHub, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 16, 1999.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE I. NAME OF CORPORATION

The name of this corporation is CenterPost Communications, Inc.

ARTICLE II. NAME AND ADDRESS OF INCORPORATOR

The name and mailing address of the incorporator of this corporation is:

Karen Gubitz
444 N, Michigan Avenue, Suite 360
Chicago, IL 60611

ARTICLE III. REGISTERED OFFICE; REGISTERED AGENT

The address of this corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV. PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE V. CAPITAL STOCK

The total number of shares of stock which this corporation shall have authority to issue is Ten Thousand (10,000). All such shares are to be designated as Common Stock, par value One Dollar ($1.00) per share, and are to be of one class.

ARTICLE VI. BOARD OF DIRECTORS

Section 6.01 General.

The business and affairs of this corporation shall be managed by, or under the direction of, a Board of Directors comprised as set forth in this Article VI.

Section 6.02 Number of Directors.

The number of directors of this corporation shall be as specified in the by-laws or fixed in the manner provided therein.

Section 6.03 Term of Office.

A director shall hold office until the annual meeting of stockholders next following his election and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 6.04 Election of Directors.

Election of directors need not be by written ballot except and to the extent provided in the by-laws of this corporation.

Section 6.05 Removal of Directors.

At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors.

Section 6.06 Vacancies.

Any vacancy on the Board of Directors that results from an increase in the number of directors or from the prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders of this corporation if the Board of Directors has not filled the vacancy. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor.

Section 6.07 Severability.

The invalidity or unenforceability of this Article VI or any portion hereof, or of any action taken pursuant to this Article VI, shall not affect the validity or enforceability of any other provision of this Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article VI.

ARTICLE VII. BY-LAWS

The Board of Directors, by vote of a majority of the whole Board of Directors, shall have the power to adopt, amend or repeal the by-laws of this corporation, but any by-law adopted by the Board of Directors may be amended of repealed by the stockholders.

ARTICLE VIII. MEETINGS OF STOCKHOLDERS; BOOKS OF CORPORATION

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of this corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or the by-laws of this corporation.

ARTICLE IX. LIABILITY OF DIRECTORS

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the person liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of this corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X. COMPROMISE

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XI. RESERVATION OF RIGHTS

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time may be added or inserted, in whatsoever nature conferred upon stockholders or directors by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI.

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IN WITNESS WHEREOF, the undersigned hereby acknowledges that the foregoing Amended and Restated Certificate of Incorporation is his act and deed that the facts stated herein are true on this 5th day of February, 2007.

By:	/s/ David C. Mussman
Name:	David C. Mussman
Title:	Secretary

Delaware

The First State

I , HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CENTERPOST COMMUNICATIONS, INC.”, CHANGING ITS NAME FROM “CENTERPOST COMMUNICATIONS, INC.” TO “WEST NOTIFICATIONS GROUP, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL , A.D. 2007, AT 6:06 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Harriet Smith Windsor, Secretary of State
3143365 8100	AUTHENTICATION:	5563174
070390867	DATE:	04–03–07

State of Delaware Secretary of State Division of Corporations Delivered 06:22 PM 04/02/2007 FILED 06:06 PM 04/02/2007 SRV 070390867 - 3143365 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CENTERPOST COMMUNICATIONS, INC.

CenterPost Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of this Corporation is CenterPost Communications, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 1999.

2. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article I of the Amended and Restated Certificate of Incorporation of this Corporation.

3. That pursuant to a Unanimous Written Consent in Lieu of a Meeting of the Directors of CenterPost Communications, Inc. dated March 30, 2007, resolutions were adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting the same to the sole shareholder of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

“WHEREAS, the Board deems it to be in the Corporation’s best interests to change the Corporation’s corporate name to West Notifications Group, Inc.

NOW, THEREFORE, BE IT RESOLED, that the Board hereby approves and adopts the Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) attached to this Consent as Exhibit A, and recommends that the Certificate of Amendment be submitted to the shareholder of the Corporation for its approval.

Enabling Resolution

NOW, THEREFORE, BE IT RESOLVED, that in connection with the resolution set forth above, the officers of the Corporation be, and each of them hereby is, empowered, authorized and directed to cause the Corporation to execute and deliver any and all documents and instruments and to take such actions as such officers may deem necessary or appropriate in their sole discretion, and all actions taken in furtherance of the foregoing resolution are hereby ratified, approved and adopted as the acts and deeds of the Corporation.”

4. That thereafter, pursuant to the resolutions of the Board of Directors, the amendment to the Corporation’s Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General

Corporation Law of the State of Delaware and has been consented to in writing on March 30, 2007 by the holder of the necessary number of shares in favor of the amendment.

5. The text of Article I of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:

ARTICLE I. NAME OF CORPORATION

The name of this corporation is West Notifications Group, Inc.

IN WlTNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been signed by Paul M. Mendlik, the Corporation’s authorized officer, this 30th day of March, 2007.

CENTERPOST COMMUNICATIONS, INC.

By:
Name:	Paul M. Mendlik
Title:	Chief Financial Officer